Exhibit 15.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 11, 2017

GeoPark Limited

Nuestra Señora de los Ángeles 179

Las Condes, Santiago, Chile

Ladies and Gentlemen:

As an independent petroleum consulting firm, we hereby consent to the incorporation by reference to our year-end 2016 third-party letter report dated April 11, 2017, and to our audit letter to Price-Waterhouse & Co. S.R.L. dated March 4, 2017, to be used under certain headings contained in the Annual Report of Geopark Limited on Form 20-F for the year ended December 31, 2016, and specified in our consent letter dated April 11, 2017, to GeoPark Limited, which is referenced in the previously filed Registration Statement on Form S-8 (File Nos. 333-201016 and 33-214291) under “PART II,” “Item 3. Incorporation of Documents by Reference.”

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 11, 2017

GeoPark Limited

Nuestra Señora de los Ángeles 179

Las Condes, Santiago, Chile

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of and information derived from the DeGolyer and MacNaughton 2016 year-end third-party letter report (our “Report”) dated April 11, 2017, regarding our independent estimates of the net proved oil and condensate, gas, and oil equivalent reserves, as of December 31, 2016, of certain selected properties in which GeoPark Limited has represented that it owns an interest in Chile, Colombia, Brazil, and Peru, as set forth under the headings “Presentation of Financial and Other Information–Oil and gas reserves and prodution information,” “Item 3. Key Information–D. Risk Factors,” “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects–A. Operating Results,” and “Item 19–Exhibits,” and as Exhibit no. 99.1 in the Annual Report on Form 20-F of GeoPark Limited (the “Annual Report”).

We confirm that we have read the Annual Report and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from our Report or that are within our knowledge as a result of the services performed by us in connection with the preparation of our Report.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716